Exhibit 5

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints William C. Hazelrig, Sr. as the undersigned’s true and lawful attorney-in-fact to take any and all action in connection with the undersigned’s beneficial ownership of securities of Equal Energy Ltd. (the “Company”). Such action shall include, but not be limited to:

1. executing for and on behalf of the undersigned any Schedule 13D, and amendments thereto, that are required to be filed under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder in connection with the undersigned’s beneficial ownership of securities of the Company;

2. executing for and on behalf of the undersigned all Joint Filing or similar documents in connection with the undersigned’s beneficial ownership of securities of the Company;

3. taking and performing any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such document, complete and execute any amendment or amendments thereto, and timely file such schedule or form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

4. taking any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of May 2, 2013.

LYNN HAZELRIG

/s/ Lynn Hazelrig

KATHRYN HAZELRIG BRINKLEY

/s/ Kathryn Hazelrig Brinkley

WILLIAM C. HAZELRIG, JR.

/s/ William C. Hazelrig, Jr.

VIRGINIA HAZELRIG

/s/ Virginia Hazelrig

ELIZABETH HAZELRIG

/s/ Elizabeth Hazelrig